The L.S. Starrett Company Announces Fiscal 2023 First Quarter Results

ATHOL, MA. – November 3, 2022 – The L.S. Starrett Company (NYSE: SCX) (“Starrett” or “the Company”) a global innovator, manufacturer and marketer of precision measuring tools, cutting tools and equipment, and high-end metrology solutions for industrial, professional, and consumer markets, today announced operating results for the quarter ended September 30, 2022.
Financial results include non-U.S. GAAP (defined below) financial measures. These non-U.S. GAAP financial measures are more fully described and are reconciled from the respective measures determined under U.S. GAAP in the section titled “Use of Non- U.S GAAP Financial Measures” and the attached tables.
Fiscal 2023 First Quarter Financial Highlights

•Net sales of $60.5 million declined nearly 2% compared to the first quarter of the prior year, while currency neutral net sales of $61.4 million were flat from the first quarter of fiscal 2022, reflecting the strength of the US Dollar in the relative periods. Order intake remained stable across North American businesses, but softened internationally, particularly in Europe, due to uncertainties concerning economic recession and the war in Ukraine.
•Gross margin for the quarter was 33.4%, an improvement of 70 basis points from 32.7% in the first quarter of the prior year. The Company improved gross margin through a series of price increases, despite macro- economic and inflationary pressures on most production inputs.
•First quarter operating income was 6.1%, down 60 basis points, from 6.7% in the first quarter of the prior year. First quarter adjusted operating income of 6.5% declined 20 basis points, from 6.7% in the prior year, as the company has invested incrementally in additional sales and marketing efforts that had been on hold during the pandemic.
•In response to pandemic related supply chain challenges and transportation delays, the company has continued to operate with above normal working capital levels in order to meet strong demand, particularly in North America.
•First quarter diluted Earnings per Share (EPS) was $0.27 compared to $0.44 for the first quarter in the prior fiscal year. Most of this decrease is related to non-operational issues, including unrealized foreign exchange losses and increased pension expense from interest rate changes which together make up 70% of the decline.
“I am pleased that our teams continued to achieve stable operating results in an increasingly volatile environment with both inflationary and geopolitical headwinds.  While we anticipated some softness internationally, North America exceeded expectations in terms of order intake and operating results.  We realize business conditions could soon become more challenging, and we believe our teams remain poised to address those challenges”, said Douglas A. Starrett, President and Chief Executive Officer.

Use of Non- U.S. GAAP Financial Measures

The Company uses the following non-U.S. GAAP financial measures: “currency neutral net sales,” which are sales calculated using actual exchange rates in use during the comparative prior year period to enhance the visibility of the underlying business trends excluding the impact of translation arising from foreign currency exchange rate fluctuations; and “adjusted operating income,” which adjusts for restructuring costs that are reflected in one period but not the other, in order to show comparative operational performance.

The Company discusses these non-U.S. GAAP financial measures because management believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by eliminating items that the Company does not believe are indicative of its core operating performance. Such non-U.S. GAAP financial measures assist investors in understanding the ongoing operating performance of the Company by presenting financial results between periods on a more comparable basis. Such measures should be considered in addition to, and not in lieu of, the financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

References to currency neutral net sales and adjusted operating income should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP, and may not be comparable to similarly titled non-U.S. GAAP financial measures used by other companies. In evaluating these non-U.S. GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this press release. The Company’s discussion of non-U.S. GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Non-U.S. GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

About The L.S. Starrett Company:
Founded in 1880 by Laroy S. Starrett and incorporated in 1929, The L.S. Starrett Company is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets and is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. The Company has a long history of global manufacturing experience and currently operates three major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett is a brand recognized around the world for precision, quality and innovation. For more information, please visit: https://www.starrett.com.
Forward-Looking Statements:
This press release may contain forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on August 25, 2022in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

L.S. Starrett Company
Summary of Operations
Quarter Ended September 30, 2022 - TABLE 1

(Amounts in Thousands, except income per share)	Quarter Ended 9/30/2022	Comparison to Quarter Ended 09/30/2021
		9/30/2021	$ Change	% Change
Net Sales	$ 60,461	$ 61,514	(1,053)	-1.7%
Gross Profit	20,200	20,145	55	0
Gross Margin %	33.4%	32.7%
Selling, general, and administrative expenses	16,294	16,012	+282	1.8%
as % of Net Sales	26.9%	26.0%
Restructuring Charges	190	-	190	0.0%
Operating income	3,716	4,133	(417)	-10.1%
as % of Net Sales	6.1%	6.7%
Other income, net	(676)	226	(902)	-399.1%
Income before income taxes	3,040	4,359	(1,319)	-30.3%
Income tax expense	984	1,127	(143)	-12.7%
Net Income	$ 2,056	$ 3,232	(1,176)	-36.4%
Basic income per share	$ 0.28	$ 0.45	$ (0.17)	-37.8%
Diluted income per share	$ 0.27	$ 0.44	$ (0.17)	-38.6%

L.S. Starrett Company
Consolidated, Condensed Balance Sheet
September 30, 2022 - TABLE 2

ASSETS	9/30/2022	6/30/2022
Cash	$ 11,902	$ 14,523
Accounts receivable	38,062	42,961
Inventories, net	70,085	66,900
Prepaid expenses and other current assets	10,142	8,669
Total current assets	130,191	133,053
Property, plant and equipment, net	36,178	37,116
Other Long-Term Assets	28,060	29,385
Total assets	$ 194,429	$ 199,554
LIABILITIES AND STOCKHOLDERS’ EQUITY	9/30/2022	6/30/2022
Notes payable and current maturities of long-term debt	$ 5,384	$ 6,548
Accounts payable	15,748	14,624
Other Current Liabilities	17,382	20,008
Total current liabilities	38,514	41,180
Other Long Term Liabilities	6,616	7,102
Long-term debt, net of current portion	24,007	24,905
Postretirement benefit and pension obligations	23,459	23,938
Total Liabilities	92,596	97,125
Stockholders' Equity	101,833	102,429
Total Liabilities and Stockholders' Equity	$ 194,429	$ 199,554

L.S. Starrett Company
Currency Neutral Net Sales Reconciliation
Quarter Ended September 30, 2022 - TABLE 3

(Amounts in Thousands)	Quarter Ended 9/30/2022	Comparison to Quarter Ended 09/30/2021
		9/30/2021	$ Change	% Change
Net Sales, as reported	60,461	61,514	(1,053)	-1.71%
*Currency Impact	+923	-	+923	1.50%
FY23 Currency Neutral Net Sales	$ 61,384	$ 61,514	(130)	-0.21%
*Change when converting FY23 sales in non USD functional currencies at the same exchange rates used in the comparison period.

L.S. Starrett Company
Adjusted Operating Income Reconciliation
Quarter Ended September 30, 2022 - TABLE 4

(Amounts in Thousands)	Quarter Ended 9/30/2022	Comparison to Quarter Ended 09/30/2021
		9/30/2021	$ Change	% Change
Operating income, as reported	$ 3,716	$ 4,133	(417)	-10.1%
Restructuring charges	190		190	0.0%
Adjusted operating income	$ 3,906	$ 4,133	(227)	-5.5%
as % of Net Sales	6.5%	6.7%

Contact:
John C. Tripp
Chief Financial Officer
(978) 249-3551
jtripp@starrett.com